Reich & Tang
Distributors L.P.
Financial Statements and
Supplemental Information
December 31, 1994
(Confidential Treatment Requested)


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                                                               SEC FILE NUMBER
                                                                       8-43429

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ANNUAL AUDITED REPORT
                                 FORM X-17A-5
                                   PART III

                                  FACING PAGE
                 Information Required of Brokers and Dealers
                         Pursuant to Section 17 of the
           Securities Exchange Act of 1934 and Rule 17a-5 Thereunder

REPORT FOR THE PERIOD BEGINNING 01/01/94 AND ENDING 12/31/94
                              MM/DD/YY                MM/DD/YY


                         A. REGISTRANT IDENTIFICATION

                                                             OFFICIAL USE ONLY
NAME OF BROKER-DEALER:
            Reich & Tang Distributors L.P.                     FIRM I.D. NO.

ADDRESS OF PRINCIPAL PLACE OF BUSINESS: (Do not use P.O. Box No.)
            600 Fifth Avenue
                               (No. and Street)
            New York, New York  10020
            (City)                  (State)                    (Zip Code)

NAME AND TELEPHONE NUMBER OF PERSON TO CONTACT IN REGARD TO THIS
REPORT:
            Richard De Sanctis            (212) 830-5200
                                                   (Area Code - Telephone No.)


                         B. ACCOUNTANT IDENTIFICATION


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INDEPENDENT PUBLIC ACCOUNTANT whose opinion is contained in this
Report*
Price Waterhouse
            (Name - if individual, state last, first, middle name)
160 Federal Street, Boston, MA  02110
(Address)                     (City)            (State)            (Zip Code)

CHECK ONE:
             X   Certified Public Accountant
            ___  Public Accountant
            ___ Accountant not resident in United States or any of its possessions

                             FOR OFFICIAL USE ONLY







SEC 1410 (3-91)
--------
* Claims for exemption from the requirement that the annual report be covered by the opinion of an independent public accountant must be supported by a statement of facts and circumstances relied on as the basis for the exemption. See section 240.17a-5(e)(2).

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                              OATH OR AFFIRMATION

I, Richard De Sanctis, swear (or affirm) that, to the best of my knowledge and belief, the accompanying financial statement and supporting schedules pertaining to the firm of Reich & Tang Distributors, L.P., as of December 31, 1994, are true and correct. I further swear (or affirm) that neither the company nor any partner, proprietor, principal officer or director has any proprietary interest in any account classified solely as that of a customer, except as follows:







                                                                           /s/
                                                                     Signature
                                                 Treasurer, Reich & Tang Asset
                                                              Management, Inc.
                                                 as General Partner of Reich &
                                                        Tang Distributors L.P.
                                                                         Title

/s/
      Notary Public


This report** contains (check all applicable boxes): X (a) Facing page. X (b)
 Statement of Financial Condition. X (c) Statement of Income (Loss).
 X (d) Statement of Cash Flows.
 X    (e)   Statement of Changes in Stockholders' Equity or
            Partners' or Sole Proprietor's Capital.
 X          (f) Statement of Changes in Liabilities Subordinated to Claims of
            Creditors.
 X (g) Computation of Net Capital.
___   (h)   Computation for Determination of Reserve Requirements
            Pursuant to Rule 15c3-3.
___   (i)   Information Relating to the Possession or Control
            Requirements Under Rule 15c3-3.
___         (j) A Reconciliation, including appropriate explanation, of the
            Computation of Net Capital Under Rule 15c3-1 and the Computation
            for Determination of the Reserve Requirements Under Exhibit A of
            Rule 15c3-3.
--------
** For conditions of confidential treatment of certain portions of this filing, see section 240.17a-5(e)(3).

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___         (k) A Reconciliation between the audited and unaudited Statements of Financial Condition with respect to methods of consolidation.
XX    (l)   An Oath or Affirmation.
___   (m)   A copy of the SIPC Supplemental Report.
XX    (n)   A report describing any material inadequacies found to
            exist or found to have existed since the date of the
            previous audit.
 X          Statement pursuant to Rule 15c-3.


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                  160 Federal Street            Telephone 617 439 4390
                  Boston, MA  02110


Price Waterhouse LLP

                       Report of Independent Accountants

February 16, 1995

To the Partners of Reich & Tang Distributors L.P.

In our opinion, the accompanying statement of financial condition and the related statements of income, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of Reich & Tang Distributors L.P. (the Partnership), at December 31, 1994 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Reich & Tang Asset Management, Inc., the General Partner of the Partnership; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The sole General Partner and the sole Limited Partner of Reich & Tang Distributors L.P. are Reich & Tang Asset Management, Inc. and Reich & Tang Asset Management, L.P., respectively. As disclosed in Note 2 to the financial statements, Reich & Tang Distributors L.P. has extensive transactions with Reich & Tang Asset Management, L.P. Because of this relationship, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by Rule 17a-5 under the Securities Exchange Act of 1934. Such information has been subjected to the auditing procedures applied in the audit of the

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basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/

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Reich & Tang Distributors L.P.
Statement of Income
For the Year Ended December 31, 1994




Assets

Cash and cash equivalents                                       $      545,043
Distribution assistance fees receivable -
    affiliates (Note 2)                                                 15,020
Commissions receivable                                                 117,092
Other assets                                                            31,176

    Total assets                                                $      708,331


Liabilities and Partners' Capital

Distribution assistance fees payable -
    affiliates (Note 2)                                         $      366,261
Accrued expenses                                                        16,893
Distribution payable to general partner                                  2,000

                                                                       385,154

Partners' capital:
    General partner                                                      5,232
    Limited partner                                                    317,945

    Total partners' capital                                            323,177

    Total liabilities and partners' capital                     $      708,331



            See the accompanying notes to the financial statements.


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Reich & Tang Distributors L.P.
Statement of Income
For the Year Ended December 31, 1994




Revenue:
    Distribution assistance fees -
        affiliates (Note 2)                                     $    4,832,793
    Net commission income                                            1,182,641
    Interest income                                                     21,244

                                                                     6,036,678

Expenses:
    Distribution assistance fees -
        affiliates (Note 2)                                          4,832,793
    Other operating expenses                                            18,909

                                                                     4,851,702

        Net income                                              $    1,184,976



            See the accompanying notes to the financial statements.


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Reich & Tang Distributors L.P.
Statement of Changes in Partners' Capital
For the Year Ended December 31, 1994




                                 General            Limited
                                 Partner            Partner            Total

Balance at beginning
        of year              $     6,382     $      631,819     $     638,201
    Net income                    11,850          1,173,126         1,184,976
    Distributions                (13,000)        (1,487,000)       (1,500,000)

Balance at end of year       $     5,232     $      317,945     $     323,177


Note: As discussed in Note 1, prior to October 1, 1994, the General Partner was New England Investment Companies, Inc. and the Limited Partner was New England Investment Companies L.P. (NEIC L.P.). Effective October 1, 1994 Reich & Tang Asset Management, Inc. and Reich & Tang Asset Management, L.P., both indirect wholly owned subsidiaries of NEIC L.P., became General Partner and Limited Partner, respectively.




            See the accompanying notes to the financial statements.


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Reich & Tang Distributors L.P.
Statement of Cash Flows
For the Year Ended December 31, 1994




Cash flows from operating activities
    Net income                                                 $    1,184,976
    Change in assets and liabilities
        Increase in receivables                                       (18,400)
        Increase in other assets                                      (10,549)
        Decrease in accounts payable and
           accrued expenses                                           (52,577)

        Net cash provided by operating activities                  (1,103,450)

Cash flows used in financing activities
    Distributions to partners                                      (1,500,000)

        Net decrease in cash and cash equivalents                    (396,550)

Cash and cash equivalents
    Beginning of year                                                 941,593

    End of year                                                $      545,043



            See the accompanying notes to the financial statements.


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Reich & Tang Distributors L.P.
Notes to Financial Statements




1.    Nature of Business and Significant Accounting Policies

      Nature of Business
      Reich & Tang Distributors L.P.'s (the Partnership's) business consists primarily of providing brokerage services for investment companies sponsored by Reich & Tang Asset Management, L.P. (RTAM L.P.) and institutional and individual clients, as well as distribution assistance services for such sponsored investment companies. The Partnership is a regulated broker/dealer.

      The Partnership was formed under the Delaware Revised Uniform Limited Partnership Act and will continue to exist until December 31, 2086 unless sooner terminated under the provisions of the Partnership Agreement. Effective October 1, 1994, the sole General Partner of the Partnership is Reich & Tang Asset Management, Inc. (RTAM, Inc.) and the sole Limited Partner of the Partnership is RTAM L.P. whose general partner is also RTAM, Inc. Prior to October 1, 1994 the General Partner was New England Investment Companies, Inc. and the Limited Partner was New England Investment Companies, L.P. (NEIC). RTAM, Inc. and RTAM L.P. are indirect wholly owned subsidiaries of NEIC. Under the terms of the Partnership Agreement, the General Partner does not receive a fee for its services. The Partnership's profits and losses are allocated in proportion to the capital contributions of the Partners: 1% to the General Partner and 99% to the Limited Partner.

      A summary of the Partnership's significant accounting policies follows:

      Cash Equivalents
      The Partnership considers all investments which are readily convertible into cash and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. All of the Partnership's cash is invested in the Short Term Income Fund, Inc. which is managed by RTAM L.P.

      Income Recognition
      Commissions are recorded on a settlement date basis which does not differ materially from a trade date basis. Commission income is recorded net of fees paid to the clearing and execution broker. Distribution assistance fees

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Reich & Tang Distributors L.P.
Notes to Financial Statements




      are recorded as earned by the Partnership as a percentage of a fund's average daily net assets.

      Income Taxes
      The Partnership is exempt from both federal and state income taxes and, accordingly, the financial statements do not include a related provision. The tax effect of the operations accrues to and is reportable by the individual partners of the Partnership. The Partnership is subject to the New York City unincorporated business tax less an exemption amount allowed in respect of the Partners' proportionate share of Partnership net income.

2.    Related Party Transactions

      Pursuant to its agreements with the sponsored mutual funds described above, the Partnership in conjunction with the funds' sponsor, RTAM L.P., may make payments for the distribution and servicing of the sponsored funds to other organizations with whom the Partnership has entered into written agreements.

      Accordingly, the Partnership receives distribution assistance fees from the sponsored funds for its distribution and administration services and remits them entirely to RTAM L.P. who acts as paying agent for the Partnership and the funds in making the payments to the other organizations described above.

      Since October 1, 1994 RTAM L.P. has borne all operational expense of the Partnership, other than those set forth in the statement of income. Effective October 1, 1994 RTAM L.P. has entered into an agreement whereby it bears all distribution expenses of the Partnership in excess of distribution fees and reimbursements received by the Partnership from the sponsored mutual funds. Prior to October 1, 1994, NEIC L.P. assumed all operational expenses of the Partnership, other than those set forth in the statement of income. In addition, from January 1, 1994 to September 30, 1994, NEIC L.P. had an agreement with the Partnership whereby it assumed all distribution expenses of the Partnership in excess of distribution fees and reimbursements received by the Partnership from the sponsored mutual funds. The operational expense assumed by RTAM L.P. and NEIC L.P. for the year ending December 31, 1994 was approximately $350,000.

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Reich & Tang Distributors L.P.
Notes to Financial Statements






3.    Customer Transactions

      The Partnership clears its customers' securities transactions through an affiliate of Wertheim Schroder & Co., Incorporated ("Wertheim Schroder") on a fully disclosed basis. The affiliate of Wertheim Schroder reflects all such securities transactions on its books and records them in accounts which it carries in the names of such customers. Accordingly, the Partnership does not hold funds or securities for, or owe funds or securities to, its customers. The Partnership is currently exempt from the requirement to maintain a "Special Reserve Account for the Exclusive Benefit of Customers".

4.    Net Capital

      The Partnership is subject to the net capital rule of the Securities and Exchange Commission. This rule prohibits a broker/dealer from engaging in securities transactions when its aggregate indebtedness exceeds 15 times its net capital as those terms are defined in the rule. Rule 15c3-1 also provides that equity capital may not be withdrawn if the resulting net capital ratio would exceed 10 to 1. As of December 31, 1994, the Partnership had net capital of $171,080 which was $145,403 in excess of its required net capital of $25,677. The Partnership's net capital ratio of aggregate indebtedness to net capital was 2.25 to 1.


5.    Off-Balance-Sheet Risk and Concentration of Credit Risk

      As discussed in Note 3, the Partnership's customers' securities transactions are introduced on a fully-disclosed basis with its clearing broker/dealer. The clearing broker/dealer carries all of the accounts of the customers of the Partnership and is responsible for execution, collection of and payment of funds, and receipt and delivery of securities relative to customer transactions. Off-balance-sheet risk exists with respect to these transactions due to the possibility that customers may be unable to fulfill their contractual commitments wherein the clearing broker/dealer may charge any losses it incurs to the Partnership. The Partnership seeks to minimize this risk through procedures designed to monitor the credit worthiness of its customers and by ensuring that customer

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Reich & Tang Distributors L.P.
Notes to Financial Statements




      transactions are executed properly by the clearing broker/dealer.

      Commissions receivable represent amounts due the Partnership from its clearing broker relating to customer securities transactions introduced by the Partnership.

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Reich & Tang Distributors L.P.
Computation of Net Capital Pursuant to Rule 15c3-1
December 31, 1994                                                   Schedule I




Total partners' capital from the Statement of
    Financial Condition                                             $  323,177


Deductions
    Nonallowable assets
        Receivables                                 $    15,020
        Other assets                                     31,176
    Other charges, insurance deductible
        in excess of $5,000                              95,000        141,196

      Net capital before haircuts
           on securities                                               181,981

Haircuts on securities
    Liquid asset funds                                                  10,901

        Net capital                                                 $  171,080

Aggregate indebtedness
    Included in the Statement of
        Financial Condition                                         $  385,154

Computation of basic net capital
    requirement
    Minimum net capital required
        (greater of 6-2/3% of aggregate
        indebtedness or $25,000)                                    $   25,677

    Net capital in excess of minimum
        requirements                                                $  145,403

    Ratio of aggregate indebtedness to
        net capital                                                  2.25 to 1


NOTE: There are no material differences between the computation of net capital and that included in the Company's unaudited December 31, 1994 FOCUS Report.



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Reich & Tang Distributors L.P.
Statement Pursuant to Rule 15c3-3
December 31, 1994                                                  Schedule II




As more fully described in Note 3 of the Notes to Financial Statements, the Partnership clears all securities transactions on a fully disclosed basis and does not hold funds or securities of customers. Accordingly, the Partnership is exempt from the requirement to maintain a "Special Reserve Account for the Exclusive Benefit of Customers" under provisions of SEC Rule 15c3-3 based on Paragraph k(2)(ii) of the Rule.



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Reich & Tang Distributors L.P.
Statement Regarding Changes in Liabilities
Subordinated to Claims of General Creditors
December 31, 1994                                                 Schedule III




The Company did not have any liabilities subordinated to claims of general creditors during the year ended December 31, 1994.



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                  160 Federal Street            Telephone 617 439 4390
                  Boston, MA  02110


Price Waterhouse LLP


                Supplementary Report of Independent Accountants on Internal Accounting Control Pursuant to SEC Rule 17a-5


February 16, 1995

To the Partners of
Reich & Tang Distributors L.P.

In planning and performing our audit of the financial statements of Reich & Tang Distributors L.P. (the "Company") for the year ended December 31, 1994, we considered its internal control structure in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control structure.

Also, as required by Rule 17a-5(g)(l) of the Securities and Exchange Commission, we have made a study of the practices and procedures (including tests of compliance with such practices and procedures) followed by the Company that we considered relevant to the objectives stated in Rule 17a-5(g) in making the periodic computations of aggregate indebtedness and net capital under Rule 17a-3(a)(11) and the procedures for determining compliance with the exemptive provisions of Rule 15c3-3. We did not review the practices and procedures followed by the Company (i) in making the quarterly securities examinations, counts, verifications and comparisons, and the recordation of differences required by Rule 17a-13, (ii) in complying with the requirements for prompt payment for securities under Section 8 of Regulation T of the Board of Governors of the Federal Reserve System, or (iii) in obtaining and maintaining physical control of all fully paid and excess margin securities required by Rule 15c3-3 because the Company does not carry security accounts for customers or perform custodial functions relating to customer securities.

The management of Reich & Tang Asset Management, Inc., the General Partner of the Company, is responsible for establishing and maintaining an internal control structure and of the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures and the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the Commission's

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To the Partners
Reich & Tang Distributors L.P.
Page 2
February 16, 1995




above-mentioned objectives. Two of the objectives of an internal control structure and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

Because of inherent limitations in any internal control structure or the practices and procedures referred to above, errors or irregularities may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure that we consider to be material weaknesses as defined above.

We understand that practices and procedures that accomplish the objectives referred to in the third paragraph of this report are considered by the Commission to be adequate for its purposes in accordance with the Securities Exchange Act of 1934 and related regulations, and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that the Company's practices and procedures were adequate at December 31, 1994 to meet the Commission's objectives.

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To the Partners
Reich & Tang Distributors L.P.
Page 3
February 16, 1995




This report is intended solely for the use of management, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and other regulatory agencies which rely on Rule 17a-5(g) under the Securities Exchange Act of 1934 and should not be used for any other purpose.

/s/


317994.1